UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

VIRACTA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S. Coast Hwy. 101, Suite 210
Cardiff, California		92007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 400-8470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VIRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Reclassification

As previously reported, on April 12, 2022, Gur Roshwalb informed Viracta Therapeutics, Inc. (the “Company”) that he will not stand for re-election to the Company’s board of directors (the “Board”) at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”).

In connection with Dr. Roshwalb’s decision not to stand for re-election at the Annual Meeting, in order to maintain all classes of the Board as nearly equal in number as is practicable, on April 25, 2022, Roger Pomerantz, Chair of the Board, agreed to resign as a Class III director, effective as of the Annual Meeting, and to stand for election to the Board as a Class I director at the Annual Meeting. In connection therewith, the Board has nominated Dr. Pomerantz for election as a Class I director at the Annual Meeting. Dr. Pomerantz’s agreement to resign is solely to maintain the size of each class of directors as nearly equal in number as possible and, subject to his election to the Board as a Class I director at the Annual Meeting, his service on the Board will continue uninterrupted without any break in service. For further discussion of this matter, please see our Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 27, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viracta Therapeutics, Inc.

Date:	April 27, 2022	By:	/s/ Daniel Chevallard
Daniel Chevallard Chief Operating Officer and Chief Financial Officer